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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTS





Med/Waste, Inc. and Subsidiaries
Miami, Florida



       We hereby consent to the incorporation by reference in the Prospectus constituting of part of this Registration Statement (Amendment No. 1) of our report dated March 7, 1997, relating to the consolidated financial statements of Med/Waste, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

       We also consent to the reference to us under the caption "Experts" in the Prospectus.



Miami, Florida                                          BDO Seidman, LLP

September 10, 1997